EXHIBIT 15.1

[Letterhead of Maples and Calder]

Our ref	SSY/628018-000001/9432213v3
Direct tel	+852 3690 7498
Email	sophie.yu@maplesandcalder.com

CNinsure Inc.

27/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

21 April, 2016

Dear Sirs

Re: CNinsure Inc. (the “Company”)

We consent to the reference to our firm under the headings “Cayman Islands Taxation” and “Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015, which will be filed with the Securities and Exchange Commission in the month of April 2016.

Yours faithfully /s/ Maples and Calder
Maples and Calder